iParty Corp. Reports Second Quarter 2008 Financial Results

Dedham, MA, July 23, 2008/PR Newswire-First Call/ -- iParty Corp. (AMEX:IPT), a party goods retailer, today reported financial results for its second quarter of fiscal year 2008, which ended on June 28, 2008.

For the quarter, consolidated revenues were $20.1 million, a 1.5% decrease compared to $20.4 million for the second quarter in 2007. The decrease in second quarter revenues from the year-ago period included a 2.8% decrease in comparable store sales, offset by sales from two stores that were acquired during the first quarter. Consolidated gross profit margin was 42.2% for the quarter compared to a gross profit margin of 43.2% for the same period in 2007. Consolidated net income for the quarter was $184 thousand, or $0.00 per share, compared to $512 thousand, or $0.01 per share, for the second quarter in 2007. On a non-GAAP basis, earnings for the quarter before interest, taxes, depreciation and amortization (“EBITDA”) were $0.9 million compared to EBITDA of $1.2 million for the second quarter in 2007. EBITDA is calculated as net income, as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income for the second quarters of 2008 and 2007, and net loss for the six-month periods then ended, under GAAP to a non-GAAP, EBITDA basis.

For the six-month year-to-date period, consolidated revenues were $36.2 million, a 0.6% increase compared to $36.0 million for the first six months of 2007. Consolidated revenues for the first six months of 2008 included a 0.7% decrease in comparable store sales from the year ago period. Consolidated gross profit margin was 40.4% for the six-month period, compared to 41.7% for the same period in 2007. For the six-month period, consolidated net loss was $1.7 million, or $0.07 per basic and diluted share, compared to a consolidated net loss of $1.0 million, or $0.04 per basic and diluted share for the first six months of 2007. On a non-GAAP basis, net loss for the six-month year-to-date period before interest, taxes, depreciation and amortization (“EBITDA net loss”) was $258 thousand compared to a positive EBITDA of $309 thousand for the first six months of 2007.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, “Our second quarter 2008 sales were negatively affected by the early Easter holiday, which shifted sales out of the month of April into the first quarter. Beyond that shift, we are relatively pleased with our sales performance for the quarter and six months. In the midst of perhaps the most serious economic downturn in decades, our stores have experienced only a slight softening of customer traffic, and even that softening has been partly offset by an overall increase in our average sale transaction amounts. Our customers have continued to support our core Birthday categories, and have responded strongly to regional celebration events such as the Super Bowl and the NBA Finals.

“Gross profit margin and net profits for the second quarter of 2008 were negatively impacted by increases in store occupancy costs compared to the same period last year. Underlying product margin rates, however, returned to relatively normal levels after the first quarter markdowns to clear out seasonal inventory items. For the six month period ended June, those first quarter markdowns, increased occupancy costs, as well as some one-time grand opening expenses for our two new Rhode Island stores, taken together contributed to an overall increase in net loss compared to the same period in 2007.

“Overall, it appears to us that our customers are not sacrificing their children’s birthday parties and they are continuing to celebrate life’s milestones however big or small. We believe that our sales and profit performance through June, considering the current economic climate, leave us relatively well positioned as we move forward into the fall season, and we are currently focusing our energies on being fully prepared to take advantage of the all-important Halloween season.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 50 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty’s aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, we have provided reconciliations of any non-GAAP financial measures we use to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles (“GAAP”), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors’ ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	For the quarter ended		For the six months ended
RECONCILIATION OF NON-GAAP MEASURES	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Net income (loss) as reported under GAAP	$183,606	$512,138	$(1,680,922)	$(990,718)

plus, Interest expense, net	184,381	230,012	396,733	456,322
plus, Depreciation and amortization	524,378	428,623	1,026,102	843,498
plus, Income taxes	-	-	-	-

EBITDA, non-GAAP	$892,365	$1,170,773	$(258,087)	$309,102

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding, among other things, our growth strategy, industry and market trends, expectations regarding our two new Rhode Island stores, belief regarding our positioning as we move into the fall and Halloween seasons, and our belief as to the appropriateness of our holiday inventory levels. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region; the successful implementation of our growth and marketing strategies; our ability to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; our relationships with our third party suppliers; our inventory management system; and the availability of retail store space on reasonable lease terms. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” of iParty’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 29, 2007. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the six months ended
	Jun 28, 2008	Jun 30, 2007	Jun 28, 2008	Jun 30, 2007
Revenues	$20,103,668	$20,411,919	$36,247,756	$36,011,078
Operating costs:
Cost of products sold and occupancy costs	11,612,587	11,600,874	21,595,934	21,007,648
Marketing and sales	6,176,460	6,079,698	12,026,212	11,665,772
General and administrative	1,946,634	1,989,197	3,909,799	3,872,054

Operating income (loss)	367,987	742,150	(1,284,189)	(534,396)

Interest expense, net	(184,381)	(230,012)	(396,733)	(456,322)

Net income (loss)	$183,606	$512,138	($1,680,922)	($990,718)

Income (loss) per share:
Basic	$0.00	$0.01	$(0.07)	$(0.04)
Diluted	$0.00	$0.01	$(0.07)	$(0.04)

Weighted-average shares outstanding:
Basic	38,210,583	38,199,738	22,713,989	22,618,685
Diluted	38,319,767	40,054,445	22,713,989	22,618,685

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS

	Jun 28, 2008	Dec 29, 2007
ASSETS
Current assets:
Cash and cash equivalents	$64,792	$71,532
Restricted cash	657,079	862,536
Accounts receivable	891,285	1,105,807
Inventory, net	14,045,935	13,639,531
Prepaid expenses and other assets	680,115	996,779
Total current assets	16,339,206	16,676,185
Property and equipment, net	4,243,183	4,360,123
Intangible assets, net	2,582,646	1,756,800
Other assets	207,465	183,978
Total assets	$23,372,500	$22,977,086

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,458,549	$4,723,370
Accrued expenses	2,960,151	2,503,752
Current portion of capital lease obligations	23,065	30,473
Current notes payable	655,701	620,706
Borrowings under line of credit	2,590,988	2,613,511
Total current liabilities	12,688,454	10,491,812

Long-term liabilities:
Capital lease obligations, net of current portion	-	9,213
Notes payable, net of discount of $238,642	3,036,793	3,271,632
Other liabilities	1,152,187	1,113,522
Total long-term liabilities	4,188,980	4,394,367

Commitments and contingencies

Convertible preferred stock	13,647,720	13,682,167
Common stock	22,732	22,701
Additional paid-in capital	52,013,978	51,894,481
Accumulated deficit	(59,189,364)	(57,508,442)
Total stockholders' equity	6,495,066	8,090,907

Total liabilities and stockholders' equity	$23,372,500	$22,977,086
____________________

Contact:
iParty Corp.
David Robertson,
Chief Financial Officer
781-355-3770
drobertson@iparty.com